SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:
[X] Preliminary Information Statement
[  ] Confidential, for use of the Commission only (as permitted by
     Rule 14c-5(d)(2))
[  ] Definitive Information Statement

                                 INVESTNET, INC.
                   -------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1)   Title of each class of securities to which transaction applies:
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    2)   Aggregate number of securities to which transaction applies:
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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total Fee Paid:
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
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     2)   Form, Schedule or Registration Statement No.:
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3)       Filing Party:
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     4)   Dated Filed:
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                                 INVESTNET, INC.
                               1403 East 900 South
                              Salt Lake City, Utah
                                 (801) 582-9609

              NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

October 20, 2003

To the Stockholders of InvestNet, Inc.:

The attached Information Statement is being delivered by InvestNet, Inc. ("Corporation") in connection with the approval by the holders of a majority of our voting stock of an amendment to the Corporation's articles of incorporation, specifically to increase the number of our authorized common shares from 45,000,000 to 200,000,000 without any change in the par value of $0.001 and to increase our authorized preferred shares from 5,000,000 to 200,000,000 without any change in the par value of $0.001. This Information Statement is first being mailed to stockholders on or about October 20, 2003. We anticipate that the amendment to our articles of incorporation will become effective on or after November 10, 2003.

On September 27, 2003, the Corporation's board of directors approved a resolution authorizing the filing of an amendment to our articles of incorporation with the Nevada Secretary of State. On September 30, 2003, the holders of a majority of the outstanding shares of the Corporation's common stock entitled to vote thereon executed a written consent in accordance with the provisions set forth in the Nevada Revised Statutes Chapter 7 Section 78.320(2) and Article II, Section 2.10 of the Corporation's bylaws to approve and adopt an amendment to its articles of incorporation.

This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of the Nevada Revised Statutes Chapter 7 Section 78.370(1) and Section 14(c) of the Securities Exchange Act of 1934, as amended. The Information Statement describes the changes to the Corporation's articles of incorporation.

                                WE                             ARE NOT ASKING
                                                               YOU FOR A PROXY
                                                               AND YOU ARE
                                                               REQUESTED NOT TO
                                                               SEND US A PROXY.

Thank you for your continued interest in and support of InvestNet, Inc.

By Order of the Board of Directors



------------------------
Ruairidh Campbell
President

                                 INVESTNET, INC.
                               1403 East 900 South
                              Salt Lake City, Utah
                                 (801) 582-9609

                              INFORMATION STATEMENT

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about October 20, 2003 to all stockholders of record of InvestNet, Inc., a Nevada corporation ("Corporation"), as of the close of business on September 30, 2003. It is being furnished in connection with the adoption of an amendment to the Corporation's articles of incorporation by written consent of the holders of a majority of the outstanding shares of common stock. We anticipate that the amendment will become effective on or after November 10, 2003. A copy of the amendment to our articles of incorporation is attached to this document as Exhibit A.

On September 27, 2003, the Corporation's board of directors adopted resolutions proposing and declaring advisable an amendment to our articles of incorporation. Specifically, the board of directors proposed that the Corporation's articles of incorporation be amended to permit an increase in the number of our authorized common shares from 45,000,000 to 200,000,000 without any change in the par value of $0.001 and to increase our authorized preferred shares from 5,000,000 to 200,000,000 without any change in the par value of $0.001.

On September 30, 2003 the amendment was adopted by the written consent of holders of a majority of the issued and outstanding shares of the Corporation's common stock entitled to vote thereon in accordance with the provisions set forth in the Nevada Revised Statutes Chapter 7 78.320(2) and Article II, Section
2.10 of the Corporation's bylaws. Our board of directors decided to obtain the written consent of the holders of a majority of the outstanding common stock entitled to vote on the amendment in order to eliminate the cost and delay involved in holding a special meeting of the Corporation's stockholders and in order to amend our articles of incorporation in a timely manner.

The record date for purposes of determining the stockholders entitled to vote and to whom this Information Statement is to be sent is September 30, 2003. As of the record date, we had 10,500,000 shares of common stock issued and outstanding and entitled to vote on the amendment, with each share of common stock entitled to one vote. The holders of 5,388,500 shares of the issued and outstanding common stock, representing approximately 51% of the votes entitled to be cast with regard to the amendment, approved the amendment by written consent.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amendment may not be effected until at least 20 calendar days after this Information Statement is sent or given to the Corporation's stockholders. We anticipate that the amendment will become effective on or after November 10, 2003 upon filing with the Nevada Secretary of State.

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There will not be a meeting of stockholders to approve this amendment and none is required under the Nevada Revised Statutes because these actions have been approved by the written consent of the holders of a majority of the outstanding shares of the Corporation's voting common stock. Under the Nevada Revised Statutes Chapter 7 Section 78.370(1) and Section 14(c) of the Securities Exchange Act of 1934, as amended, we are required to provide prompt notice of the taking of corporate action without a meeting to our stockholders of record who have not consented in writing to this action. This Information Statement is intended to provide you with the required notice.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

SHARE CAPITAL INCREASE TO 200,000,000 AUTHORIZED COMMON SHARES AND 200,000,000 AUTHORIZED PREFERRED SHARES

The Corporation's board of directors and the stockholders holding a majority of the voting power of its common stock have approved an amendment to the Corporation's articles of incorporation to permit an increase in the number of our authorized common shares from 45,000,000 to 200,000,000 without any change in the par value of $0.001 and an increase in our authorized preferred shares from 5,000,000 to 200,000,000 without any change in the par value of $0.001.

The action to increase the Corporation's share capital to 200,000,000 authorized common shares and 200,000,000 authorized preferred shares will become effective upon the filing of an amendment to the Corporation's articles of incorporation with the Nevada Secretary of State, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders. The increase in the number of authorized common shares and the number of authorized preferred shares will have no affect upon the holders of common stock, except to provide the Corporation with increased flexibility in its ability to issue shares, raise capital or acquire new businesses or properties.

       REASONS FOR THE INCREASE IN AUTHORIZED COMMON AND PREFERRED STOCK

The Corporation's articles of incorporation presently authorize the issuance by the Corporation of up to 45,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001. As of the record date there were 10,500,000 shares of common stock issued and outstanding and 0 shares of preferred stock issued and outstanding, leaving a balance of 34,500,000 shares of common stock authorized and available for issuance and 5,000,000 shares of preferred stock authorized and available for issuance.

Due to the limited number of shares of common stock and preferred stock available to be issued, the holders of a majority of the Corporation's common stock have approved an amendment to the Corporation's articles of incorporation pursuant to which the number of shares of common stock which the Corporation will be authorized to issue will be increased from 45,000,000 to 200,000,000 shares and the number of shares of preferred stock which the Corporation will be authorized to issue will be increased from 5,000,000 to 200,000,000.

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The additional shares of common stock, when issued, would have the same rights and privileges as the shares of common stock now issued. There are no pre-emptive rights relating to the common stock. Any issuance of additional shares of common stock would increase the number of outstanding shares of common stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing common stockholders would be diluted accordingly. The Corporation has not yet issued any shares of preferred stock. Preferences, conversion rights, voting powers, restrictions, and limitations as to dividends or qualifications that may attach to the Corporation's preferred stock are yet to be determined by the board of directors.

Although the Corporation does not presently have any plans, intentions, agreements, understandings or arrangements regarding the issuance of additional shares of common stock or new shares of preferred stock, the board of directors believes that it will need to do so in the future. The board of directors believes that the increase in the authorized common stock and authorized preferred stock will provide the Corporation with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, financing transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of common and preferred stock available will give the Corporation the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive the Corporation of the flexibility the board of directors views as important in facilitating the effective use of the Corporation's common and preferred stock. Except as otherwise required by applicable law and regulations, authorized but un-issued shares of common or preferred stock may be issued at such time, for such purpose and for such consideration as the board of directors may determine to be appropriate, without further authorization by stockholders.

       POTENTIAL ANTI-TAKEOVER EFFECT OF AN INCREASE IN AUTHORIZED COMMON
                              AND PREFERRED STOCK

AUTHORIZED SHARES OF COMMON STOCK

The increase in shares of authorized common stock will permit the issuance of up to 200,000,000 shares of common stock, of which only 10,500,000 are now issued and outstanding. The remaining authorized shares of common stock could be issued without the prior approval of the stockholders to investors aligned with the Corporation's management in the event of an attempted acquisition of the Corporation that is not approved by the board of directors or could be reserved for issuance in connection with a stockholders rights plan or other anti-takeover mechanism. The existence of a large number of authorized and un-issued shares of common stock may discourage any person from making an unsolicited attempt to gain control of the Corporation.

AUTHORIZED SHARES OF PREFERRED STOCK

The increase in shares of authorized preferred stock will permit the issuance of up to 200,000,000 shares of preferred stock, of which 0 are now issued and outstanding. Shares of preferred stock could be issued by the board of directors with preferences, conversion rights, voting powers, restrictions, and limitations as to dividends or qualifications as yet to be determined by the board of directors without the prior approval of the Corporation's stockholders. The existence of a large number of authorized and un-issued shares of preferred stock may discourage any person from making an unsolicited attempt to gain control of the Corporation.

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IMPLEMENTATION OF THE INCREASE IN AUTHORIZED COMMON STOCK

The increase in the authorized common and preferred stock will be implemented by effecting an amendment to the Corporation's articles of incorporation, dated March 16, 2000, replacing the current Fourth Article with a new Fourth Article as follows:

"FOURTH. The stock of the corporation consists of Common Stock in the amount of Two Hundred Million (200,000,000) shares having par value of $0.001 each and Preferred Stock in the amount of Two Hundred Million (200,000,000) shares having a par value of $0.001 each. There shall be no cumulative voting by shareholders. The description of the Preferred Stock with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, and qualifications and rights thereof shall be set by the board of directors." The increase in authorized common and preferred stock will become effective on November 10, 2003 subsequent to filing of an amendment to the Corporation's articles of incorporation with the Nevada Secretary of State. The complete text of the approved amendment to the Corporation's articles of incorporation is attached as Exhibit A hereto.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the amendment to the articles of incorporation under the Nevada Revised Statutes. The Corporation has obtained this approval through the written consent of stockholders owning a majority of the outstanding voting shares of its common stock. Therefore, an extraordinary meeting of the stockholders to approve the increase in authorized common and preferred stock and the amendment to the articles of incorporation is unnecessary and will not take place for this purpose.

ABSENCE OF DISSENTERS' RIGHTS

No dissenters' or appraisal rights are available to the Corporation's stockholders under the Nevada Revised Statutes, the Corporation's articles of incorporation or its bylaws in connection with this amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Corporation's common stock as of October 20, 2003 with respect to: (i) each person known to the Corporation to be the beneficial owner of more than five percent of the Corporation's common stock; (ii) all directors; and (iii) directors and executive officers of the Corporation as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of October 20, 2003, there were 10,500,000 shares of common stock issued and outstanding.


--------------------------- ------------------------------------- ---------------------------- -----------------------

TITLE OF                                                          AMOUNT AND NATURE OF
CLASS                       NAME AND ADDRESS OF BENEFICIAL OWNER  BENEFICIAL OWNERSHIP         PERCENT OF CLASS
--------------------------- ------------------------------------- ---------------------------- -----------------------
--------------------------- ------------------------------------- ---------------------------- -----------------------
                            Ruairidh Campbell
                            President/Chief Executive
                            Officer/Chief Financial
Common Stock                Officer/Director
($0.001 par value)          600 Westwood Terrace                  250,000                      2.4%
                            Austin, Texas 78746
--------------------------- ------------------------------------- ---------------------------- -----------------------
Common Stock                Directors and Executive Officers as
($0.001) par value          a Group (1)                           250,000                      2.4%
--------------------------- ------------------------------------- ---------------------------- -----------------------


INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendments to be made to the Corporation's articles of incorporation or in any action covered by the related resolution adopted by the board of directors, which is not shared by all other stockholders.

ADDITIONAL INFORMATION

Additional information concerning the Corporation, including its annual and quarterly reports on Forms 10-KSB and 10- QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov .

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

InvestNet, Inc.

By Order of the Board of Directors


By: ___________________
Ruairidh Campbell, President


Salt Lake City, Utah
October 20, 2003

                                       7

EXHIBIT A
                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF

                                 INVESTNET, INC.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the undersigned person, desiring to amend the Articles of Incorporation of InvestNet, Inc., under the laws of the State of Nevada, does hereby sign, verify, and deliver to the Office of the Secretary of State of the State of Nevada these Articles of Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Corporation"):

Pursuant to the provisions of Section 78.320, the amendments contained herein were duly approved and adopted by a majority of stockholders and by the board of directors of the Corporation.

The Articles of Incorporation of the Corporation were first filed and approved by the Office of the Secretary of State of the State of Nevada on March 16, 2000; and

Pursuant to a unanimous written consent resolution of the board of directors dated September 27, 2003 and action taken by a majority of the stockholders in lieu of a meeting on September 30, 2003, the directors and stockholders of the Corporation approved the filing of these Articles of Amendment to increase the number of authorized common and preferred shares.

THEREFORE, the Fourth Article of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

"FOURTH. The stock of the corporation consists of Common Stock in the amount of Two Hundred Million (200,000,000) shares having par value of $0.001 each and Preferred Stock in the amount of Two Hundred Million (200,000,000) shares having a par value of $0.001 each. There shall be no cumulative voting by shareholders. The description of the Preferred Stock with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, and qualifications and rights thereof shall be set by the board of directors."

The amendment to increase the number of authorized common shares and to increase the number of authorized preferred shares was adopted by 5,388,500 shares, or 51.2%, of the 10,500,000 issued and outstanding shares of common stock entitled to approve such amendment.

The increase in the number of authorized common shares and authorized preferred shares will be effective on November 10, 2003 upon the filing of this amendment to the Articles of Incorporation of InvestNet, Inc. with the Office of the Secretary of State of the State of Nevada.

DATED this 30th day of September, 2003.



/s/ Ruairidh Campbell
-------------------------------------------------------------------------
Ruairidh Campbell, Chief Executive Officer and Director

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